Exhibit 99.1

Revolution Lighting Technologies Reports Fourth Quarter and Full Year 2016 Financial Results

Stamford, CT, March 9, 2017 – Revolution Lighting Technologies, Inc. (NASDAQ: RVLT) (“Revolution Lighting”), a leading provider of advanced LED lighting solutions, today announced financial results for the fourth quarter (Q4) and full year (FY) ended December 31, 2016.

•	Revenues of $51.2 million for Q4 2016, an increase of 15% over Q4 2015

•	Gross margin of 34% with Adjusted EBITDA of $5.2 million

•	GAAP net income of $1.6 million or $0.08 per share

•	Non-GAAP net income (excluding acquisition related costs and stock-based compensation) of $3.0 million or $0.14 per share

•	Revenues of $172.1 million for FY 2016, an increase of 33% over FY 2015

•	Gross margin of 32% with Adjusted EBITDA of $14.1 million

•	GAAP net loss of $0.5 million or $(0.03) per share

•	Non-GAAP net income (excluding acquisition related costs and stock-based compensation) of $5.5 million or $0.29 per share

“We are pleased to deliver a successful fourth quarter and full year 2016 operating and financial performance, and believe the Company continues to outperform the overall growth of the LED lamp and luminaire industry through the effective delivery of our high performance LED solutions to our end markets. Through the delivery of our leading company brand, we continue to be recognized by our customers as one of the best in product quality, technology and service,” said Robert V. LaPenta, Chairman, CEO and President of Revolution Lighting Technologies. “We continue to execute our long-term business strategy, focusing on significantly increasing our portfolio of LED lighting fixtures and control solutions, and investing in the expansion of our sales network and distribution. We are confident that our expanded product offerings and broad increase in our distribution channels will result in strong organic sales growth, profitability and cash flow in 2017.”

Recent Business Highlights:

•	Continued the expansion of our distribution network, totaling over 50 independent sales agent representatives in addition to distributors, electrical supply companies and direct sales.

•	Successfully completed the LED tube testing requirements in accordance with the U.S. Navy guidelines to become certified for the military standard, and be available for use in the U.S. Navy fleet.

•	Expanded overall product line, adding 10 products including the BAA (Buy America Act) Compliant Tubes, Eco Linear High Bay, Eco Low Profile High Bay, Nano Polycarbonate Tubes, Glass Front Wall Packs, Utility and High Power Lamps, Magnetic LED Board Inserts, Dimmable Shoeboxes, and T8 replacement externally driven LED Tubes.

•	Announced availability of a new 10.5W LED Tube, delivering the most efficient LED tube available on the market, improving energy efficiency by 15% compared to its previous generation technology and other similar competing technologies, and is 68% more efficient than conventional fluorescent lighting.

•	Selected by Hibbetts Sports for LED retrofit of 300 retail stores, installing 73,000 of the Company’s LED tubes that are expected to reduce each retail facility’s lighting energy use by 67%.

•	Completed approximately $25.0 million of small business projects in 2016.

•	Awarded $5.2 million as part of recent multi-family project development.

•	Awarded $4.0 million for recent LED retrofit projects among public education facilities located in Rhode Island, New Jersey, New York and Connecticut. These recent program wins, coupled with previous 2016 LED retrofit projects among primary and higher education institutions, exceed $20.0 million.

•	Completed $800K in Religious Facility retrofit opportunities located in Maryland, New Jersey & Connecticut.

Market Outlook

LED lighting continues to revolutionize the lighting market, offering high efficiency solutions that deliver superior light output, longevity, color quality and versatility compared to conventional lighting (metal halide, florescent, incandescent and halogen). These factors, combined with increasing cost competitiveness, allow Revolution Lighting’s high performance LED solutions, including linear tubes, interior luminaries, high bay fixtures, lamps, parking, area flood lighting, wall pack fixtures, controls and signage, media & accent fixtures to significantly expand market penetration. As a result, this will support various retrofit and new development lighting requirements.

Commercial and Industrial sectors in particular have many similarities in terms of lighting technology and use, defined by long operating hours and higher lumen output requirements. This results in favorable conditions for the continued adoption of LED lighting. Because of this these conditions, the U.S. commercial and industrial sectors are currently dominated by linear fluorescent and HID technologies, representing approximately 85%, of the general illumination energy consumption in these sectors. Revolution Lighting’s LED lighting lamps and luminaires offer an attractive solution to replace these conventional lighting products, capable of delivering 68% greater lighting efficiency, superior light output, and lamp life exceeding 70,000 hours. These unique benefits, combined with market leading warranties of up to ten (10) years, will significantly reduce long term operating and maintenance costs for commercial and industrial based facilities.

The overall global market for general lighting, according to Strategies Unlimited, is expected to approximate $80 billion in 2017, approximately 25% in North America. Given its significant advantages, the North America lighting market share for LED solutions is expected to increase from approximately 10% of the total installed lighting base, to 35% by 2020 and 65% by 2025. As LED lighting replaces conventional lighting technologies, including fluorescent and HID, LED lighting revenues across U.S. commercial and industrial markets is expected to grow by approximately 80% from 2015 to 2022. Revolution Lighting is well positioned to address this growth through the support of its robust sales network, including agents, distributors and contractors, delivering an expanding line of high performance LED solutions to the commercial and industrial markets. The Company’s LED solutions are designed to meet the evolving needs of sectors including office, education, retail and healthcare, which include the Eco Thin Panel and Single Barrel Troffer fixtures, Eco Linear High Bay fixtures, Eco Wall Packs, as well as single end power and ballast ready linear tube LED solutions, which offers a Buy American Act (BAA) Compliant option to support key federal and military sector opportunities.

Revolution Lighting has seen the increased adoption of LED lighting in the multi-family sector, and believes this trend will continue as developers and property managers look to reduce energy and maintenance expenses, while increasing the quality of lighting throughout their projects. Additionally, in 2016, the multi-family sector realized significant growth as a new supply of multi-family units entered the market at levels not seen since the 1980s, and the sector is expected to experience robust growth throughout 2017 and beyond, signaling continued lighting opportunities for Revolution Lighting as the Company is uniquely positioned with operations supporting multi-family development in Texas, Georgia, Washington DC, Arizona, and California.

Quarter Ended December 31, 2016

For the quarter ended December 31, 2016, total revenues were $51.2 million, compared to $44.4 million in Q4 2015, representing an increase of 15%. The increase in revenue reflects strong volume growth in product sales, as LED market lighting demands continue to rise, as well as the acquisition of TNT in May 2016. These increases were partially offset by lower prices in certain retrofit and related-LED products. Gross profit was $17.6 million and $14.9 million for the fourth quarters of 2016 and 2015, respectively. Despite overall lower unit sale prices in 2016, the Company maintained a gross profit margin of approximately 34% for both periods.

Adjusted EBITDA (as defined below) for the three months ended December 31, 2016 was $5.2 million compared to $4.5 million for the comparable period in 2015. The Company reported operating income of $2.2 million for the three months ended December 31, 2016, as compared to $1.9 million operating income in the same period in 2015.

Reported GAAP net income for the three months ended December 31, 2016 was $1.6 million compared to $1.4 million for the comparable period in 2015.

Basic and diluted GAAP earnings per share attributable to common stockholders was $0.08 for the quarter ended December 31, 2016 as compared to $0.09 for the same period in 2015, as adjusted for the 1 for 10 reverse stock split effective in the second quarter 2016. Excluding one-time acquisition, work force reductions and stock-based compensation the 2016 Non-GAAP net income per share was $0.14 in 2016 compared to $0.17 in 2015.

Full Year Ended December 31, 2016

For the full year ended December 31, 2016, total revenues were $172.1 million, compared to $129.7 million in the same period of 2015, an increase of 33%. The increase in revenue reflects strong volume growth in product sales, as LED market lighting demands continue to rise, as well as the acquisitions of TNT and Energy Source, which were acquired in May 2016 and August 2015, respectively. These increases were partially offset by lower prices in certain retrofit and related-LED products. Gross profit for the period was $55.9 million or 32% of revenue compared to $43.3 million or 33% of revenue for the comparable period ended in 2015.

Adjusted EBITDA (as defined below) for the full year ended December 31, 2016 was $14.1 million compared to $8.7 million for the comparable period in 2015. The Company reported operating income of $2.0 million for the full year ended December 31, 2016 as compared to an operating loss of $0.9 million in the same period of 2015.

Reported GAAP net loss for the full year ended December 31, 2016 was $0.5 million compared to a GAAP net loss of $2.4 million for the same period in 2015.

Basic and diluted GAAP loss per share attributable to common stockholders was $0.03 for the full year ended December 31, 2016 as compared to a loss per share of $0.16 for the same period in 2015, as adjusted for the 1 for 10 reverse stock split effective in the second quarter 2016. Excluding one-time acquisition, work force reductions and stock-based compensation the 2016 Non-GAAP net income per share was $0.29 in 2016 compared to $0.15 in 2015.

While the costs associated with consolidating operations and work force reductions adversely impacted the quarter and full year ended December 31, 2016, these reductions are expected to favorably impact future results.

Liquidity Position

Despite a significant increase of $42.4 million in revenue and related working capital requirements for the full year 2016 versus 2015, cash flow used for operating activities for the full year 2016 was $6.2 million compared to $16.6 million for the same period in 2015.

On January 26, 2017, Revolution Lighting entered into an amended Revolving Credit Facility, which enables the Company to borrow up to $50.0 million on a revolving basis, based upon specified percentages of eligible receivables and inventory. Upon closing, the Company had borrowing capacity of approximately $10.0 million.

Guidance

The first quarter is our slowest quarter of the year and we expect revenue for Q1 2017 to be in the $30 million range.

The Company expects full year 2017 revenue in the $195 - $205 million range, an increase of 13% - 19% over 2016, and Adjusted EBITDA in the 10% range.

Further information on Revolution Lighting Technologies’ quarterly results can be found in the Company’s Form 10-K for the full year ended December 31, 2016, filed with the U.S. Securities and Exchange Commission (SEC) and may be accessed on the SEC’s website at www.sec.gov.

Q4 and FY 2016 Conference Call

Revolution Lighting Technologies will host a conference call and live audio webcast to discuss these financial results at 11 a.m. ET on March 9, 2017. To access the conference call by phone, dial 1-877-326-9228 for the U.S. and 1-412-317-5110 for international callers. All Participants should request to be joined into the Revolution Lighting Technologies Call. The webcast will be available on the Company’s website at www.rvlti.com.

An audio replay of the call will also be available to investors by phone beginning at approximately 2 pm ET on March 9, 2017 until 11:59 p.m. ET on March 23, 2017 by dialing 1-877-344-7529 within the U.S. or 1-412-317-0088 for international callers and entering passcode # 10101820.

Non-GAAP Measures

Management uses non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA as non-U.S. GAAP measures of financial performance. We consider these non-GAAP measures to be important indicators of our operational strength and performance, and a useful measure of historical and prospective trends. However, there are significant limitations of the use of these non-GAAP measures since they exclude acquisition related charges and stock-based compensation, both of which affect profitability. We believe that these limitations are compensated by providing these non-GAAP measures along with U.S. GAAP performance measures and clearly identifying the differences between the two measures. Consequently, non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss), operating income (loss) or net income (loss) per share presented in accordance with U.S. GAAP. Moreover, non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA as defined by Revolution Lighting may not be comparable to similarly titled measure provided by other entities.

These non-GAAP measures are provided to investors to supplement the results of operations reported in accordance with U.S. GAAP. Management believes that these non-GAAP measures are useful to help investors analyze the operating trends in the business and to assess the relative underlying performance of the business. Management believes that these non-GAAP measures provide an additional tool for investors to use in comparing our financial results with other companies that use non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA in their communications with investors. Management also uses non-GAAP net income (loss), non-GAAP net income (loss) per share and adjusted EBITDA to evaluate potential acquisitions establish internal budgets and goals and evaluate the performance of business units and management.

A reconciliation of Revolution Lighting GAAP net income (loss) to non-GAAP Adjusted EBITDA for the three months and full year ending December 31, 2016 and 2015 respectively follows:

	(in millions) Three Months Ended December 31,	December 31,	(in millions) Full Year Ended December 31,	December 31,
	2016	2015	2016	2015
Net income (loss)	$1.6	$1.4	$(0.5)	$(2.4)
Amortization and depreciation	1.6	1.5	6.1	4.9
Acquisition, severance and transition costs	0.7	0.5	3.9	2.0
Interest and other expense	0.6	0.5	2.5	1.5
Stock-based compensation	0.7	0.6	2.1	2.7

Adjusted EBITDA	$5.2	$4.5	$14.1	$8.7

The following table reconciles net income (loss) to non-GAAP net income (loss) for the periods presented:

	(in millions) Three Months Ended December 31, 2016	December 31, 2015	(in millions) Full Year Ended December 31, 2016	December 31, 2015
Net income (loss)	$1.6	$1.4	$(0.5)	$(2.4)
Acquisition, severance and transition costs	0.7	0.5	3.9	2.0
Stock-based compensation	0.7	0.7	2.1	2.7

Non-GAAP net income	$3.0	$2.6	$5.5	$2.3

The following table reconciles diluted net income (loss) per share to non-GAAP net income (loss) per share for the periods presented:

	Three Months Ended December 31, 2016	December 31, 2015	Full Year Ended December 31, 2016	December 31, 2015
Net income (loss)	$0.08	$0.10	$(0.03)	$(0.16)
Acquisition, severance and transition costs	0.03	0.03	0.20	0.13
Stock-based compensation	0.03	0.04	0.12	0.18

Non-GAAP net income	$0.14	$0.17	$0.29	$0.15

Weighted average shares outstanding, diluted (In thousands)	21,197	14,930	19,034	14,930

About Revolution Lighting Technologies Inc.

Revolution Lighting Technologies, Inc. is a leader in the design, manufacture, marketing, and sale of LED lighting solutions focusing on the industrial, commercial and government markets in the United States, Canada, and internationally. Through advanced LED technologies, Revolution Lighting has created an innovative lighting company that offers a comprehensive advanced product platform of high-quality interior and exterior LED lamps and fixtures, including signage and control systems. Revolution Lighting is uniquely positioned to act as an expert partner, offering full service lighting solutions through our operating divisions including Energy Source, Value Lighting, Tri-State LED, E-Lighting, All-Around Lighting and TNT Energy to transform lighting into a source of superior energy savings, quality light and well-being. Revolution Lighting Technologies markets and distributes its products through a network of regional and national independent sales representatives and distributors, as well as through energy savings companies and national accounts. Revolution Lighting Technologies trades on the NASDAQ under the ticker RVLT. For more information, please visit www.rvlti.com and connect with the Company on Twitter, LinkedIn and Facebook.

Cautionary Statement for Forward-Looking Statements

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties, including statements relating to our business pipeline and sales opportunities, our revenue, Adjusted EBITDA and cash flow outlook. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Revolution Lighting’s filings under the Securities Exchange Act for additional factors that could cause actual results to differ materially, including our history of losses, customer concentration risks, the potential for future dilution to our existing common stockholders, the risk that demand for our LED products fails to emerge as anticipated, the availability of financing for our customers, competition from larger companies, and risks relating to third party suppliers and manufacturers, as well as the other Risk Factors described in Item 1A of our Form 10-K for the fiscal year ended December 31, 2016. Revolution Lighting Technologies, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

RVLT Investor Relations Contact:

Amato and Partners, LLC

Investor Relations Counsel

admin@amatoandpartners.com

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